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                                                              EXHIBIT 16



 PRICE WATERHOUSE LLP


 April 3, 1996


 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Ladies and Gentlemen:

                    HOMETOWN BANCORPORATION, INC.

 We have read Item 4 of Hometown Bancorporation, Inc.'s Form 8-K/A dated March 5, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

 Yours very truly,

 /S/ PRICE WATERHOUSE LLP